Exhibit 3.29

CERTIFICATE OF FORMATION

OF

HARRAH’S MARYLAND HEIGHTS LLC

This Certificate of Formation of Harrah’s Maryland Heights LLC (the “LLC”), dated at of October 16, 1995, has been duly executed and is being filed by Harrah’s Maryland Heights Operating Company, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. §18-101, et seq.)

FIRST. The name of the limited liability company formed hereby is Harrah’s Maryland Heights LLC.

SECOND. The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

Harrah’s Maryland Heights Operating Company, an Authorized Person

By:	/s/ Lawrence B. Lacoff
	Name:	Lawrence B. Lacoff
	Title:	Senior Vice President

Certificate of Amendment to Certificate of Formation

of

HARRAH’S MARYLAND HEIGHTS LLC

It is hereby certified that:

1. The name of the limited liability company (hereinafter called the “limited liability company”) is Harrah’s Maryland Heights LLC

2. The certificate of formation of the limited liability company is hereby amended by striking out the statement relating to the limited liability company’s registered agent and registered office and by substituting in lieu thereof the following new statement:

“The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.”

Executed on April 1, 1999

Harrah’s Maryland Heights LLC

By:	Harrah’s Operating Company, Inc., Member

	By:	/s/ Rebecca W. Ballou
Rebecca W. Ballou Secretary

CERTIFICATE OF MERGER OF

HARRAH’S MH, L.P.,

a Missouri limited partnership

INTO

HARRAH’S MARYLAND HEIGHTS LLC,

a Delaware limited liability company

It is hereby certified that:

1.	The constituent business entities participating in the merger herein certified are:

(i)	Harrah’s MH, L.P., a limited partnership, which is organized under the laws of the State of Missouri (the “LP”); and

(ii)	Harrah’s Maryland Heights LLC, a limited liability company, which is organized under the laws of the State of Delaware (the “LLC”).

2.	An agreement of merger has been approved and adopted by the all of the partners of the LP and by all of the members of the LLC.

3.	The name of the surviving business entity in the merger herein certified is Harrah’s Maryland Heights LLC, which will continue its existence as said surviving limited liability company under its present name upon the effective date of said merger pursuant to the provisions of the Delaware Limited Liability Company Act.

4.	The executed agreement of merger between the aforesaid constituent business entities is on file at the following place of business of the LLC: 5100 W. Sahara Avenue, Suite 200, Las Vegas, NV 89146.

5.	A copy of the aforesaid agreement of merger will be furnished by the LLC, on request, and without cost, to any member of the LLC or any person holding an interest in the LP.

6.	The effective date of this merger is the date upon which this Certificate of Merger is filed in the office of the Delaware Secretary of State.

IN WITNESS WHEREOF, the undersigned have set their hands as of June 26, 2000.

“LLC”

HARRAH’S MARYLAND HEIGHTS LLC a Delaware limited liability company

BY:	/s/ Philip G. Satre
Philip G. Satre, President of Harrah’s Maryland Heights Operating Company, Managing Member